Exhibit 99.1

For more information:	Investor Relations:
Jeremy Anderson	JoAnn Horne
Sr Director, Finance & Investor Relations	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Record Second Quarter Revenue of $203M

Fremont, Calif. – July 20, 2015 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the second quarter of 2015.

For the quarter ended June 30, 2015, the Company reported record second quarter revenue of $202.7 million, up 5% compared to second quarter 2014 revenue of $193.0 million. Non-GAAP net income was $22.9 million or $0.48 per diluted share, compared to non-GAAP net income of $21.0 million or $0.44 per diluted share for the same period in 2014. GAAP net income was $7.7 million or $0.16 per diluted share, compared to $6.9 million or $0.14 per diluted share for the same period in 2014.

For the six months ended June 30, 2015, the Company reported revenue of $397.3 million, up 4% year-over-year compared to $381.7 million for the same period in 2014. Non-GAAP net income was $44.4 million or $0.92 per diluted share, compared to non-GAAP net income of $41.3 million or $0.86 per diluted share for the same period in 2014. GAAP net income was $13.0 million or $0.27 per diluted share, compared to $17.0 million or $0.35 per diluted share for the same period in 2014.

“Solid execution by our team led to a record June quarter for EFI, driven by strength across all of our business segments,” said Guy Gecht, Chief Executive Officer of EFI. “We couldn’t ask for a better setup as we begin integrating Reggiani and Matan, which we acquired early in the third quarter. These two acquisitions strengthen EFI’s product offerings and capabilities, and most importantly, strategically expand our TAM as we enter the vast digital textile market.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “consider”, “continue”, “estimate”, “expect”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, intense competition in each of our businesses, including competition from products developed by EFI’s customers; unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and six months ended June 30, 2015 and 2014 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue	$202,721	$192,965	$397,275	$381,653
Cost of revenue	94,318	89,192	183,432	174,905

Gross profit	108,403	103,773	213,843	206,748
Operating expenses:
Research and development	34,077	33,650	67,788	66,723
Sales and marketing	37,133	35,485	74,303	71,789
General and administrative	18,337	15,509	35,987	32,356
Amortization of identified intangibles	4,557	5,112	9,361	9,982
Restructuring and other	931	1,547	1,960	2,641

Total operating expenses	95,035	91,303	189,399	183,491

Income from operations	13,368	12,470	24,444	23,257
Interest expense	(4,137)	(316)	(8,236)	(565)
Interest income and other income (expense), net	258	157	(401)	280

Income before income taxes	9,489	12,311	15,807	22,972
Provision for income taxes	(1,772)	(5,399)	(2,853)	(5,978)

Net income	$7,717	$6,912	$12,954	$16,994

Diluted EPS calculation
Net income	$7,717	$6,912	$12,954	$16,994

Net income per diluted common share	$0.16	$0.14	$0.27	$0.35

Shares used in diluted per share calculation	48,073	47,987	48,096	48,163

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income	$7,717	$6,912	$12,954	$16,994

Amortization of identified intangibles	4,557	5,112	9,361	9,982
Stock based compensation – Cost of revenue	748	582	1,685	1,114
Stock based compensation – Research and development	2,687	1,931	5,856	4,166
Stock based compensation – Sales and marketing	2,184	1,172	4,893	2,583
Stock based compensation – General and administrative	4,048	3,968	7,477	8,254
Restructuring and other	931	1,547	1,960	2,641
General and administrative:
Acquisition-related transaction costs	2,012	169	2,673	674
Changes in fair value of contingent consideration	(1,286)	(1,037)	(1,301)	(1,594)
Litigation settlements	10	122	550	237
Interest income and other income (expense), net
Non-cash interest expense related to our convertible notes	2,917	—	5,795	—

Tax effect of non-GAAP adjustments	(3,604)	481	(7,550)	(3,719)

Non-GAAP net income	$22,921	$20,959	$44,354	$41,332

Non-GAAP net income per diluted common share	$0.48	$0.44	$0.92	$0.86

Shares used in diluted per share calculation	48,073	47,987	48,096	48,163

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$238,472	$298,133
Short-term investments	375,242	318,599
Accounts receivable, net	170,334	155,421
Inventories	74,469	72,132
Other current assets	40,739	34,422

Total current assets	899,256	878,707
Property and equipment, net	88,410	86,197
Goodwill	240,711	245,443
Intangible assets, net	52,590	62,571
Other assets	35,114	31,642

Total assets	$1,316,081	$1,304,560

Liabilities & Stockholders’ equity
Accounts payable	$75,015	$86,940
Accrued and other liabilities	112,562	105,110
Income taxes payable and deferred tax liabilities	6,225	1,759

Total current liabilities	193,802	193,809
Convertible senior notes, net	290,556	284,818
Imputed financing obligation related to build-to-suit lease	12,973	12,472
Noncurrent contingent and other liabilities	4,676	5,440
Noncurrent deferred tax liabilities	1,221	3,820
Noncurrent income taxes payable	15,480	15,512

Total liabilities	518,708	515,871
Total stockholders’ equity	797,373	788,689

Total liabilities and stockholders’ equity	$1,316,081	$1,304,560

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$12,954	$16,994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,411	14,806
Deferred taxes	(7,766)	(5,951)
Tax benefit from employee stock plans	—	5,054
Excess tax benefit from stock-based compensation	(342)	(6,647)
Stock-based compensation	18,559	16,117
Non-cash settlement of vacation liabilities by issuing restricted stock units (“RSUs”)	1,353	—
Provision for inventory obsolescence	2,289	2,759
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	6,239	491
Other non-cash charges and gains	3,183	114
Changes in operating assets and liabilities, net of effect of acquired businesses	(20,160)	(10,356)

Net cash provided by operating activities	31,720	33,381

Cash flows from investing activities:
Purchases of short-term investments	(179,058)	(40,483)
Proceeds from sales and maturities of short-term investments	121,623	56,392
Purchases, net of proceeds from sales, of property and equipment	(8,721)	(10,610)
Businesses purchased, net of cash acquired	16	(6,585)

Net cash used for investing activities	(66,140)	(1,286)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,910	11,415
Purchases of treasury stock and net share settlements	(26,501)	(60,761)
Contingent consideration payments related to businesses acquired	(2,702)	(2,060)
Other	(83)	(519)
Excess tax benefit from stock-based compensation	342	6,647

Net cash used for financing activities	(24,034)	(45,278)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,207)	46

Decrease in cash and cash equivalents	(59,661)	(13,137)
Cash and cash equivalents at beginning of period	298,133	177,084

Cash and cash equivalents at end of period	$238,472	$163,947

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue by Operating Segment
Industrial Inkjet	$95,642	$93,899	$183,249	$181,843
Productivity Software	33,684	30,760	64,791	62,453
Fiery	73,395	68,306	149,235	137,357

Total	$202,721	$192,965	$397,275	$381,653

Revenue by Geographic Area
Americas	$108,220	$101,567	$215,934	$202,548
EMEA	65,129	66,899	125,257	127,440
APAC	29,372	24,499	56,084	51,665

Total	$202,721	$192,965	$397,275	$381,653

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

These excluded items are described below:

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $9.7 and $19.9 million during the three and six months ended June 30, 2015, respectively, consists of $9.7 and $18.6 million of stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation and the non-cash settlement of $1.4 million of vacation liabilities settled through the issuance of RSUs during the six months ended June 30, 2015, which is not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and the acquisitions of Reggiani and Matan, which closed on July 1, 2015.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Litigation settlements. We settled, or accrued reserves related to, several litigation claims of $0.6 and $0.2 million during the six months ended June 30, 2015 and 2014, respectively.

•	Tax effect of non-GAAP adjustments are as follows:

•	We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, after excluding the tax effect of the non-GAAP items described above, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

•	The long-term average tax rate assumes that the U.S. federal research and development tax credit will be retroactively re-enacted as of January 1, 2015.